                                                                    Exhibit 10.2


                                  LICENSE AGREEMENT

     This License Agreement ("License") is made on July 17, 1998 by and between NDTC Technology, Inc., a Colorado corporation ("Licensor"), and General Instrument Corporation, a Delaware corporation ("Licensee"). Licensor and Licensee sometimes are referred to collectively in this License as "parties" and each individually as a "party."

                                       RECITALS

     Licensor's Affiliate and Licensee are parties to that certain Asset Purchase Agreement dated June 17, 1998 ("Asset Purchase Agreement"). The execution and delivery of this License is a condition to the consummation of the transactions contemplated by the Asset Purchase Agreement.

                                      AGREEMENT

     In consideration of the mutual covenants and promises stated in this License and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS.

     1.1 GENERAL DEFINITIONS. Unless expressly stated otherwise in this License, capitalized terms have the meaning accorded them by the Asset Purchase Agreement.

     1.2 SPECIFIC DEFINITIONS. As used in this License, the following terms have the following meanings:

     1.2.1 "AFFILIATE" means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified.

     1.2.2 "DERIVATIVE WORKS" means any work based on or incorporating the Software and/or documentation relating thereto, including, but not limited to, translations, abridgements, condensations, improvements, updates, enhancements, or any other form in which the Software may be recast, transformed or adapted, any new material, information or data relating to and derived from the Software, the preparation, use and/or distribution of which in the absence of this License or other authorization from the owner, would constitute infringement under applicable laws.

     1.2.3  "DOMESTIC TERRITORY" means the United States of America and Canada.

     1.2.4 "END-USER DEVICE" means a unit of receiving, or receiving and transmitting, equipment possessed by a consumer which is a termination node of a network. Without limitation, examples of End-User Devices are or may be cable television converters, satellite receivers, integrated receiver decoders, pay-per-view modules, personal computers, television sets, telephones, personal data assistants and other types of equipment, which may contain microprocessors and may be programmable, and which may combine the functionality of one or more of the foregoing.

     1.2.5 "ENHANCEMENTS" means modifications, additions or substitutions, other than Maintenance Modifications, made by Licensor to Executable Code or the Licensed Documentation, that accomplish incidental, performance, structural, or functional improvements.

     1.2.6 "EXECUTABLE CODE" means a series of one or more instructions executable after suitable processing by a computer or other programmable machine, without compilation or assembly.

     1.2.7 "EXECUTABLE CODE" means executable code of the Software including executable code for the Enhancements and Maintenance Modifications.

     1.2.8 "HITS" means Headend in the Sky-Registered Trademark-, a registered trademark of Licensor.

     1.2.9 "INTERNATIONAL TERRITORY" means the entire world other than the Domestic Territory.

     1.2.10 "LICENSEE DERIVATIVE WORKS" means Derivative works created by Licensee and/or its employees, agents or contractors.

     1.2.11 "LICENSED DOCUMENTATION" means any textual and graphic materials related to the Executable Code and delivered to Licensee under this License.

     1.2.12 "MAINTENANCE MODIFICATIONS" means modifications, updates, or revisions made by Licensor to the Executable Code, the Licensed Documentation or any of them, that correct errors, support new releases of operating systems, or support new models of input-output devices with which any of such Executable Code is designed to operate.

     1.2.13 "MASTER SERVICE AGREEMENT" means the agreement of the same name entered into by Licensor and Licensee and dated July 17, 1998 pursuant to which Licensor will provide certain services to manage the Access and Control Business of Licensee.

     1.2.14 "PERSON" means any natural person, corporation, business, trust, joint venture, association, company, partnership, limited liability company or other entity, or any government or any agency or political subdivision thereof.

     1.2.15 "SOFTWARE" means the HITS Control Programs, the HITS Support Programs and the HITS Other programs listed in Schedule 1 to this License.

     1.2.16 "SOURCE CODE"means a series of instructions or statements in an English-like high-level computer language or in a relatively low-level language such as the assembly language for a particular processor.

     1.2.17 "SOURCE CODE" means source code for the Software including source code for Enhancements and Maintenance Modifications.

     1.2.18 "SOURCE CODE DOCUMENTATION" means the materials which Licensor provides for use with the Source Code.

     1.2.19 "TECHNOLOGY" means the Software, the Executable Code, the Licensed Documentation, the Source Code, the Source Code Documentation, the Enhancements and Maintenance Modifications.

     1.2.20 "TERM" means the term of this License as set forth in Section 4.1.

     1.2.21 "TVN" means TVN Entertainment Corporation.

     1.2.22 "TVN LICENSE" means the Service and License Agreement entered into as of June 9, 1997 between Licensor and TVN.

     1.2.23 "THIRD PARTY APPLICATIONS" means the third party applications software programs listed in Schedule 1 to this License.

     1.2.24 "THIRD PARTY LICENSES" means the licenses between Licensee and various third parties in respect of the Third Party Applications which are necessary to enable Licensee to use the Software.

2.   GRANT OF RIGHTS.

     2.1    EXECUTABLE CODE LICENSE.

     2.1.1 Subject to the terms, conditions and restrictions stated in this License, Licensor grants to Licensee, without the right to sublicense (apart from rights granted under Sections 2.1.3 and 2.1.4 hereof): (a) an exclusive (save as to Licensor, Licensor's Affiliates and TVN (whose rights are those set forth in the TVN License)), royalty-free right to use the Executable Code and the Licensed Documentation in the International Territory and in the

Domestic Territory for the purpose of Licensee engaging in the service of authorizing End-User Devices as part of the Access and Control Business; (b) a non-exclusive, royalty-free right to use the Executable Code and Additional Licensed Documentation in the International Territory and in the Domestic Territory for the purpose of Licensee engaging in the Access and Control Business; it being understood and agreed that the rights retained by Licensor and Licensor's Affiliates pursuant to this Section 2.1.1 shall not include the right to license a third party (other than Licensee and TVN to the extent set forth in the TVN License) to use the Executable Code and the Licensed Documentation for the purpose of authorizing consumers to utilize End-User Devices.

     2.1.2  Subject to Section 2.1.3 and 2.1.4, the licenses granted in Section
2.1.1 are solely for Licensee's use and not for use with, for or on behalf of any third party (other than in connection with Licensee performing End-User Device authorization services for third parties or Licensee performing the services of the Access and Control Business).

     2.1.3 Licensee may sublicense the Executable Code as incorporated into a computing device for use as part of that device by cable system operators and/or end-users who are receiving access and control services from Licensee, provided that Licensee requires that each such cable system operator or end-user, as the case may be, enter into an agreement containing language previously approved by Licensor, which approval shall not be unreasonably withheld or delayed, which affords reasonable protection to Licensor's rights in the Executable Code.

     2.1.4 Subject to Licensor's prior written consent, which approval shall not be unreasonably withheld or delayed, and subject to Section 2.1.6, Licensee may sublicense the Executable Code and the Licensed Documentation on the terms of Section 2.1.1 to a joint venture partner of Licensee in connection with the business of the joint venture conducted in the International Territory. As a condition of giving its consent, Licensor may require that the joint venture partner enter into an agreement for the benefit of Licensor under which the joint venture partner agrees to be bound by the terms of this License and which otherwise affords Licensor reasonable protection of its rights, such agreement to be reasonably acceptable to Licensor.

     2.1.5 Licensee may sublicense the Executable Code to any or all of the following wholly-owned subsidiaries of Licensee for use in the Access and Control Business, provided that each such sublicensee shall enter into an agreement for Licensor's benefit agreeing to be bound by the terms of this License and providing that the sublicense shall terminate in the event that the sublicensee is no longer wholly-owned by Licensee:

            (i)     Access Control Center, Inc.;
            (ii)    DBS Services, Inc.;
            (iii)   General Instrument Authorization Services, Inc.; and
            (iv)    General Instrument (Canada), Inc.

     2.1.6 Licensee may not export the Executable Code or the Licensed Documentation, in whole or in part, or any copies thereof, out of the Domestic Territory without Licensor's prior written consent, which consent shall not be unreasonably withheld or delayed. As a condition of giving that consent Licensor may impose restrictions on the geographic location of any export, may require Licensee to comply with security arrangements and may impose other requirements that Licensor believes are reasonably necessary for the protection of Licensor's rights in the Executable Code and the Licensed Documentation, and that may be necessary to ensure compliance with U.S. export laws.

     2.2    COPIES.  Licensee (or a permitted sublicensee under Sections 2.1.3,
2.1.4 or 2.1.5 hereof) may make copies of the Licensed Documentation that accompanies the Executable Code in support of Licensee's authorized use of the Executable Code. Licensee may also make such copies of the Executable Code as are necessary for Licensee (or a permitted sublicensee under Sections 2.1.3 or 2.1.4 hereof) to use the Executable Code in accordance with this License. Licensee may not decompile, disassemble, reverse engineer, copy, create a derivative work, or otherwise use, reproduce, modify, or distribute the Executable Code except as stated in this License.

     2.3 OTHER REQUIRED SOFTWARE AND AUTHORIZATIONS. This License does not include any sublicense of or other right with respect to any of the Third Party Applications. Licensee acknowledges that (i) hardware and software other than the Software will be required in order for the Licensee to be able to use the Software in accordance with Section 2.1, and (ii) the authorization of certain third parties may be necessary for Licensee's use of the Third Party Applications. Licensee shall be responsible for obtaining licenses for its use of the Third Party Applications on or before August 31, 1998. Licensor shall reasonably cooperate with Licensee in Licensee's securing such licenses for Third Party Applications. In addition, Licensor and Licensee will jointly approach Oracle with respect to negotiating such licenses that Licensee may require from Oracle for the Third Party Applications and negotiating a separate agreement for support of such licenses by Oracle for the benefit of Licensee. Licensor and Licensee will use their reasonable commercial efforts to complete the agreements with Oracle on or before August 31, 1998.

     2.4    SOURCE CODE LICENSE.

     2.4.1 Subject to the terms, conditions and restrictions stated in this License, Licensor grants to Licensee: (a) an exclusive (save as to Licensor, Licensor's Affiliates and TVN (whose rights are set forth in the TVN License)), royalty-free license (without the right to sublicense) to use the Source Code, including all machine readable programs, program listings and the Source Code Documentation in the Domestic Territory and the International Territory for the purpose of Licensee engaging in the service of authorizing End-User Devices as part of the Access and Control Business; and (b) a non-exclusive, royalty-free license (without the right to sublicense) to use the Source Code, including all machine readable programs, program listings and the Source Code Documentation in the Domestic Territory and the International Territory for the purpose of Licensee engaging in the Access and Control Business; it being understood and agreed that the rights retained by Licensor and Licensor's Affiliates pursuant to this Section 2.4.1. shall not include the right to license a third party (other than Licensee and TVN to the extent set forth in the TVN License) to use the Source Code and the Source Code Documentation for the purpose of authorizing consumers to utilize End-User Devices.

     2.4.2 Licensee shall use the Source Code only for its own use. The licenses granted in Section 2.4.1 and 2.4.4 do not grant to Licensee any right to use the Source Code with or for or on behalf of any third party (other than in connection with Licensee performing End-User Device authorization services for third parties or Licensee performing the services of the Access and Control Business).

     2.4.3 Licensee may make copies of the Source Code and the Source Code Documentation, only to the extent necessary to enable Licensee to exercise its rights under Sections 2.4.1 and 2.4.4 provided that:

     (a) Licensee places any copies in a secure location, notifies Licensor in writing within 5 business days of making the copy of the address of the location, and does not move the copy from that location without notifying Licensor in writing of the new location within 5 business days of the move;

     (b) Licensee does not export the Source Code or the Source Code Documentation, in whole or in part, or any copy thereof out of the Domestic Territory without Licensor's prior written consent. As a condition of giving that consent Licensor may impose restrictions on the geographic location of any export, may require Licensee to comply with security arrangements and may impose other requirements which Licensor believes are reasonably necessary for the protection of Licensor's rights in the Source Code and the Source Code Documentation and that may be necessary to ensure compliance with U.S. export laws.

     2.4.4 Subject to the terms, conditions and restrictions stated in this License, Licensor grants to Licensee, a non-exclusive, royalty-free license, without the right to sublicense, to modify the Source Code and the Source Code Documentation to create Derivative Works for use by the Licensee in the Access and Control Business.

     2.4.5 Licensor retains all rights in the Source Code and the Software and the right of modification granted in Section 2.4.4 does not modify any of such rights. Notwithstanding the foregoing, Licensee shall be the sole owner of the Licensee Derivative Works. Licensee hereby grants to Licensor a non-exclusive, irrevocable, royalty free license, with the right to sublicense to Licensor's Affiliates, to use, reproduce and modify the Licensee Derivative Works. Licensee agrees to execute (in recordable form where appropriate) any instruments and/or documents as Licensor may reasonably request to give effect to this Section 2.4.5 and Section 2.4.7.

     2.4.6 Licensor will deliver to Licensee the Source Code and the Source Code Documentation in a form agreed by the Parties.

     2.4.7 Licensee shall cause all modifications to the Source Code to be fully and completely documented and shall within six (6) weeks after creation of the modification deposit a copy of the documentation together with a copy of the modification with Licensor at the address listed for Licensor in Section 9 hereof.

     2.5    TITLE.   Apart from rights expressly granted under this License,
title and all ownership and proprietary rights to the Technology (including without limitation copyright, patent and trade secret rights) in all its expressions shall remain in Licensor, and Licensee shall take no action inconsistent with such title, ownership and proprietary rights. The original and any copies of the Technology or any part thereof which are made by Licensee shall be the property of Licensor.

     2.6 LIMITATION. Unless expressly stated otherwise in the License, Licensee shall not permit any other person or entity to make any use of the Technology whatsoever.

     2.7 PROPRIETARY NOTICES. Licensee shall not remove any copyright notices, trademark notices or other proprietary legends of Licensor contained in or on the Technology.

     2.8 SECURITY. Licensee shall insure that the Technology, any copies of thereof, and any information and materials relating to the Technology in the custody of Licensee shall be protected at all times from unauthorized access or use by a third party, or misuse, damage or destruction by any person.

3.   DELIVERY, INSTALLATION, TRAINING AND MAINTENANCE.

     3.1 DELIVERY. On or before commencement of the Term, Licensor will furnish to Licensee one copy of each of the Executable Code and the Licensed Documentation.

     3.2    TRAINING.

            (a) Unless otherwise provided in the Master Service Agreement, Licensor will provide up to sixteen (16) staff hours of training to Licensee's nominated personnel at no charge to Licensee in respect of (i) the Technology as originally delivered to

            Licensee and (ii) each Enhancement. At the request of Licensee, Licensor will provide additional training at $200 per staff hour.

            (b) Licensee will provide up to sixteen (16) staff hours of training to Licensor's nominated personnel at no charge to Licensor in respect of each of Licensee's Derivative Works. At the request of Licensor, Licensee will provide additional training at $200 per staff hour.

     3.3 DOCUMENTATION. Licensor will furnish to Licensee one copy of the documentation listed in Schedule 2 to this License.

     3.4 MAINTENANCE AND ENHANCEMENTS. During the Term, Licensor shall deliver to Licensee Enhancements and Maintenance Modifications if, as and when such Enhancements and Maintenance Modifications are developed by Licensor. Licensee shall use the Enhancements and the Maintenance Modifications in accordance with Section 2. Except as may be provided in the Master Service Agreement, Licensor shall have no obligation to deliver any other Enhancements or modifications to or versions or releases of the Software.

4.   TERM AND TERMINATION

     4.1 TERM AND TERMINATION. This License shall become effective on the Closing Date and shall continue for a period of twenty (20) years, unless earlier terminated in accordance with this Section 4. Termination is permitted for material breach of this License, upon thirty (30) days written notice to the other party and an opportunity to cure within such thirty (30) day period. In addition, Licensee may terminate this License for convenience by providing thirty (30) days prior written notice to Licensor.

     4.2 INSOLVENCY OF LICENSEE OR LICENSOR. This License shall terminate automatically upon the happening of any of the following events:

            (a) The filing by Licensee of a voluntary petition in bankruptcy or an assignment for the benefit of creditors; or

            (b) The filing against the Licensee of an involuntary petition in bankruptcy unless such petition is dismissed within ninety (90) days of filing;

            This License shall not terminate upon the bankruptcy of Licensor.

     4.3 EFFECT OF TERMINATION. Upon termination of this License for any reason, Licensee's rights under this License shall cease, and Licensee shall immediately:

     (a) Return to Licensor all copies of the Technology or any of it, and all information relating to the Technology, however embodied, to Licensor, except information related to Licensee's own technology or Licensee's Derivative Works;

     (b) Permanently destroy or disable all copies of the Technology in Licensee's possession or control; and

     (c) Provide Licensor with a written statement certifying that Licensee has complied with the foregoing obligations, all rights and licenses.

     4.4 NO LIABILITY FOR EXPIRATION OR LAWFUL TERMINATION. Neither party shall have the right to recover damages or to indemnification of any nature, whether by way of lost profits, expenditures for promotion, payment for goodwill or otherwise, made in connection with the business contemplated by this License, due to the permitted or lawful termination of this License. EACH PARTY WAIVES AND RELEASES THE OTHER FROM ANY CLAIM TO COMPENSATION OR INDEMNITY FOR TERMINATION OF THE BUSINESS RELATIONSHIP CONTEMPLATED BY THIS LICENSE UNLESS TERMINATION IS IN MATERIAL BREACH OF THIS LICENSE.

5.   CONFIDENTIAL INFORMATION.

     5.1 PROPRIETARY INFORMATION. Licensee acknowledges that the Technology is confidential proprietary information belonging to Licensor which embodies substantial trade secrets of Licensor and Licensee will take all reasonable steps to maintain its confidential proprietary nature. Licensee will not disclose the Technology or any portion thereof, to any third party without Licensor's prior written consent. The foregoing restriction shall not apply with respect to any information which (i) is expressly permitted by this License to be disclosed; (ii) is or becomes generally available to the public through any means other than by breach by the Licensee of its obligations under the License; (iii) was in the possession of Licensee as of the date of this License as evidenced by written records in Licensee's possession as at such date; (iv) is disclosed in order to comply with an order of a court or governmental agency of competent jurisdiction, provided that Licensee gives to Licensor immediate notice of such order and cooperates with Licensor in using all reasonable efforts to obtain an appropriate protective order or equivalent; (v) is independently developed or formulated by Licensee without use of the Technology as evidenced by written records in Licensee's possession.

     5.2 REMEDIES. Licensor and Licensee each acknowledge that disclosure or use of the Technology or Licensee Derivative Works in violation of Sections 2 or 5 of this License would cause irreparable harm to Licensor and Licensee for which monetary damages may be difficult to ascertain or an inadequate remedy. Each party therefore acknowledges that the other party will have the right, in addition to its other rights and remedies, to seek and obtain injunctive relief for any violation of Sections 2 or 5 of this License.

6.   REPRESENTATIONS AND WARRANTY

     6.1 LICENSOR REPRESENTATIONS. Licensor warrants and represents to Licensee that:

            6.1.1 It is duly organized, validly existing and in good standing under the laws of each jurisdiction in which its activities require such qualification;

            6.1.2 The execution, delivery and performance of this License have been duly authorized by all necessary corporate action and this License constitutes the legal, valid and binding obligation of Licensor, enforceable in accordance with its terms against Licensor except as such enforceability may be affected by bankruptcy, reorganization, insolvency, moratorium or laws affecting creditors' rights generally or by general principles of equity;

            6.1.3 It has full corporate power and authority to enter into this License and to perform its obligations hereunder;

            6.1.4 It is the sole owner of the Technology or otherwise has authority to grant the rights licensed hereunder to Licensee;

            6.1.5 The execution and delivery of this License, and the performance by Licensor of its obligations hereunder, will not violate, breach, conflict with or cause a default under any law, rule, regulation, order, agreement or instrument to which Licensor is a party or by which it is bound, or of Licensor's constituent documents;

            6.1.6 No consent, approval or authorization of any person is needed in order for Licensor to perform its obligations pursuant to this License; and

            6.1.7 Listed in Schedule 1 is a true, correct and complete list of all Third Party Licenses which are necessary under Section 2.1 for the effectiveness of the licenses granted thereunder.

            6.1.8 Each employee, consultant or agent of Licensor who is developing or who will develop Technology for Licensor is or will be (as the case may be) obligated by contract to assign to Licensor all of such Technology.

     6.2 LICENSEE REPRESENTATIONS. Licensee warrants and represents to Licensor that:

            6.2.1 It is duly organized, validly existing and in good standing under the laws of each jurisdiction in which its activities require such qualification;

            6.2.2 The execution, delivery and performance of this License have been duly authorized by all necessary corporate action and this License constitutes the legal, valid and binding obligation of Licensee, enforceable in accordance with its terms against Licensee except as such enforceability may be affected by bankruptcy, reorganization, insolvency, moratorium or laws affecting creditors' rights generally or by general principles of equity;

            6.2.3 It has full corporate power and authority to enter into this License and to perform its obligations hereunder;

            6.2.4 The execution and delivery of this License, and the performance by Licensee of its obligations hereunder, will not violate, breach, conflict with or cause a default under any law, rule, regulation, order, agreement or instrument to which Licensee is a party or by which it is bound, or of Licensee's constituent documents;

            6.2.5 No consent, approval or authorization of any person is needed in order for Licensee to perform its obligations pursuant to this License; and

            6.2.6 Each employee, consultant or agent of Licensor who is developing or who will develop the Licensee Derivative Works for Licensee is or will be (as the case may be) obligated by contract to assign to Licensee all of such Licensee Derivative Works.

            6.2.7 The entities listed in Section 2.1.5 are wholly-owned subsidiaries of Licensee.

     6.3 LIMITED WARRANTY. Licensor represents and warrants that the media, if any, on which the Technology is recorded will be free from defects in materials and workmanship for a period of ninety (90) days after delivery. Licensor's sole liability with respect to breach of this warranty is to replace the defective media.

     6.4 GENERAL DISCLAIMER. EXCEPT AS SPECIFIED IN THIS LICENSE, THE TECHNOLOGY AND LICENSEE DERIVATIVE WORKS ARE PROVIDED "AS IS" AND ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THE TECHNOLOGY, ARE HEREBY DISCLAIMED. LICENSOR SHALL HAVE NO LIABILITY WHATSOEVER IN RELATION TO THE LICENSEE DERIVATIVE WORKS. SUBJECT TO SECTION 7.5, LICENSEE SHALL HAVE NO LIABILITY WHATSOEVER IN RELATION TO THE TECHNOLOGY.

     6.5 LIMITATION. The limited warranty set forth in Section 6.3 is expressly subject to Section 6.6.

     6.6 LIMITATION OF LIABILITY. EXCEPT FOR DAMAGES PAYABLE TO A THIRD PARTY FOR WHICH A PARTY IS REQUIRED TO INDEMNIFY ANOTHER PARTY PURSUANT TO SECTIONS 7.2 AND 7.5 HEREOF OR A BREACH OF SECTIONS 2 OR 5 HEREOF, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS LICENSE
(INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), NO MATTER WHAT THEORY OF LIABILITY, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES, FURTHER, LIABILITY FOR SUCH DAMAGES SHALL BE EXCLUDED, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS LICENSE FAIL OF THEIR ESSENTIAL PURPOSE.

     The provisions of this Section 6.6 allocate the risks under this License between Licensor and Licensee and the parties have relied upon the limitations set forth herein in determining whether to enter into this License.

7.   LIMITED INDEMNITY.

     7.1 PRE-RELEASE. The parties acknowledge that the Technology may be in pre-release form and that Licensor shall not be liable for any defects or deficiencies in the Technology, process or design created by, with or in connection with the Technology whether or not such defects and/or document deficiencies are caused, in whole or in part, by defects or deficiencies in the design or implementation of the Technology or Licensed Documentation. Upon first commercial release of the Technology by Licensor, Licensor will provide to Licensee a limited indemnity as described in Sections 7.2 and 7.3 below.

     7.2 INDEMNITY. Licensor shall indemnify and hold harmless Licensee and its permitted sublicensees against any claim that the use by Licensee or its permitted sublicensees of the Technology violates the U.S. patent, copyright or trade secret rights of any third party, provided that Licensee: (i) provides notice of the claim promptly to Licensor; (ii) gives Licensor sole control of the defense and settlement of the claim; (iii) provides to Licensor, at Licensor's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Licensor's prior written consent. The indemnity set forth in this Section 7.2 shall not apply in any situation where the claim relates to (x) any technology or intellectual property incorporated in the Technology or used in the development of the Technology which technology or intellectual property is licensed by Licensee to Licensor or any Affiliate of Licensor under any agreement, (y) the modification of the Technology by Licensee or (z) the use of the Technology together with other hardware or software not previously approved by Licensor, but only to the extent that the claim is based on such combined use.

     7.3    REMEDIATION.   Should the Technology, or any portion thereof
become, or in Licensor's opinion be likely to become, the subject of a claim of infringement for which indemnity is provided under Section 7.2, Licensor shall, in addition to the obligations specified in Section 7.2, as Licensee's sole and exclusive remedy, elect to: (i) obtain for Licensee the right to use such Technology; (ii) replace or modify the Technology so that it becomes non-infringing; or if alternatives (i) or (ii) are not commercially practicable;
(iii) accept the return of the Technology and reimburse to Licensee the costs incurred in returning the Technology (provided that in such event, Licensee agrees to use reasonable efforts to minimize such costs by deactivating such Technology from a central facility to the extent reasonably possible).

     7.4 LIMITATION. THIS SECTION 7 STATES THE ENTIRE LIABILITY OF LICENSOR WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE TECHNOLOGY, LICENSOR SHALL HAVE NO OTHER LIABILITY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY AS A RESULT OF USE, LICENSE, OR SALE OF TECHNOLOGY OR TOOLS.

     7.5 INDEMNITY BY LICENSEE. Except for claims for which Licensor is obligated to indemnify Licensee under Section 7.2, Licensee shall defend, at Licensee's expense, any and all claims brought against Licensor by third parties, and shall pay all damages awarded by a court of competent jurisdiction, or such settlement amount negotiated by Licensee, arising out of or in connection with (a) Licensee's use, reproduction, modification or distribution of the Technology or the Licensee Derivative Works or any of them or (b) Licensee's failure to obtain the Third Party Licenses. Licensee's obligation to provide indemnification under this Section 7.5 shall arise provided that
Licensor: (i) provides notice of the claim promptly to Licensee; (ii) gives Licensee sole control of the defense and settlement of the claim; (iii) provides to Licensee, at Licensee's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Licensee's prior written consent.

8. ATTORNEYS' FEES AND COSTS. If any suit is brought or an attorney retained to collect any money due under this License, or to collect a judgment for breach of this License, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for attorneys' fees, court costs, investigation costs and other related expenses incurred in connection therewith.

9.   NOTICE.    All notices, requests, demands and other communications called for or contemplated hereunder will be in writing and will be deemed to have been duly given if delivered when deposited in the United States mail, first class postage prepaid, addressed as follows, or to any other address of which a party gives notice to the other:

If to Licensor to:

NDTC Technology, Inc.
4100 East Dry Creek Road
Littleton, CO 80122
Attn: David Beddow

with a copy to:

Tele-Communications, Inc.
5619 DTC Parkway
Englewood, CO 80111
Attn: Legal Department

               If to Licensee to:

               General Instrument Corporation
               101 Tournament Drive
               Horsham, PA 19044
               Attn:  Robert A. Scott, Esq.
                        Vice President- Legal

10.  AUDIT

     In furtherance of Licensor's rights hereunder, Licensor may, at Licensor's initial expense and without notice to Licensee but during Licensee's normal business hours, enter upon any of Licensee's premises to audit Licensee's compliance with the terms of this License. In the event that Licensor discovers, during the course of such audit, that License has materially violated any of the terms of this License, then in addition to all other remedies available to Licensor, Licensee shall be responsible for payment of all costs of such audit.

11.  MISCELLANEOUS

     11.1 MODIFICATION. This License may not be modified other than by a written amendment executed by each of the parties hereto.

     11.2 GOVERNING LAW. This License shall be construed in accordance with the laws of the State of Colorado and of the United States.

     11.3 SEVERABILITY. If any provision or part thereof in this License is held invalid, illegal or unenforceable for any reason, the remainder of this License will nonetheless remain in full force and effect.

     11.4 TAXES. Licensee shall pay any and all sales, use, excise or other taxes (other than taxes measured on the gross income of Licensor) assessed or payable by reason of or with respect to this License.

     11.5 BINDING AGREEMENT. This License will benefit and be binding upon the parties hereto and their respective heirs, representatives, successors and permitted assigns.

     11.6 HEADINGS. The headings in this License are for purpose of reference only and shall not be construed as part of this License.

     11.7 ENTIRE AGREEMENT. This License and, to the extent terms are incorporated from such agreements or reference is made thereto, the Asset Purchase Agreement and the Master

Service Agreement constitute the entire understanding and agreement of the parties hereto with respect to the licensing of the Technology and supersede all prior agreements and understandings, written or oral, among any of the parties with respect to such subject matter.

     11.8 TRANSFER RESTRICTIONS. Licensee may not assign any of its rights or delegate any of its duties under this License without Licensor's prior written consent. Any attempted assignment or delegation without consent shall be null and void. Licensor may assign its rights and delegate its duties under this License without Licensee's consent, provided, however, that (i) Licensee's consent shall be required in the case of a direct assignment to a competitor of Licensee in the Access and Control Business, and (ii) Licensee's consent shall be required in connection with a sale of the stock of Licensor to a competitor of Licensee in the Access and Control Business or a merger of Licensor with a competitor of Licensee in the Access and Control Business, unless such direct assignment, sale of stock or merger of Licensor is part of a larger transaction that involves other Affiliates of Licensor.

     11.9 U.S. GOVERNMENT RESTRICTED RIGHTS. The Technology is provided to Licensee with Restricted Rights. Use, duplication or disclosure of the Technology to, by or on behalf of the U.S. Government, its agencies and/or instrumentalities (the "Government") is subject to the restrictions stated in subparagraph (c)(1)(ii) or the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, or subparagraphs (c)(1) and (2) of the Commercial Computer Software --- Restricted Rights at 48 CFR 52.227-19, and/or the particular department or agency regulations or rules which provide Licensor with protection equivalent to or greater than such cited clauses and subparagraphs. Licensee shall comply with all requirements of the Government to obtain such Restricted Rights protection. The manufacturer of the Technology is National Digital Television Center, Inc., 4100 East Dry Creek Road, Littleton, Colorado 80122.

     11.10 COMPLIANCE WITH LAWS. The Technology is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import the Technology, Documentation or Product(s) as may be required after delivery of the Technology to Licensee. Licensee shall make reasonable efforts to notify and inform its employees having access to the Technology of Licensee's obligation to comply with the requirements stated in this Section 11.10.

     11.11 SURVIVAL. The parties' rights and obligations under Sections 2.4.5, 2.4.7, 4, 5, 6.6,7, 8, 9, 10 and 11 shall survive expiration or termination of this License.

     11.12 NO WAIVER. The failure of either party to enforce a provision of this License shall not be deemed a waiver of that provision.

     11.13 DISCLAIMER OF FRANCHISE. The relationship created hereby is that of licensor and licensee and the parties acknowledge and agree that nothing herein shall be deemed to constitute Licensee as a franchisee of Licensor. Licensee hereby waives the benefit of any state or federal statues dealing with the establishment and regulation of franchises.

     11.14 RELATIONSHIP OF THE PARTIES. It is expressly understood that the parties intend by this License to establish the relationship of independent contractors, and do not intend to undertake the relationship of principal and agent or to create a joint venture or partnership between themselves or their respective successors in interest. Neither party shall have any authority to create or assume, in the name of or on behalf of the other party any obligation, expressed or implied, nor to act or purport to act as an agent or legally empowered representative of the other party hereto for any purpose whatsoever.

     11.15 FORCE MAJEURE. Neither party will be in default or otherwise liable for any delay in or failure of its performance under this License where such delay or failure arises by reason of any Act of God, acts of the common enemy, the elements, electrical storms, earthquake, floods, fires or other natural disasters, epidemics, quarantine restrictions, national emergency or war, sabotage, acts, acts of governmental authority, willful or criminal misconduct of third parties, strikes, failure or delay in transportation, freight embargoes or other causes beyond its control ("Force Majeure"); provided that financial inability does not constitute an event of Force Majeure.

     The parties have caused this License to be executed by their duly authorized representatives or officers as of the date first above written.

LICENSOR:                          LICENSEE:
NDTC TECHNOLOGY, INC.,             GENERAL INSTRUMENT CORPORATION,
a Colorado corporation             a Delaware corporation


By: /s/ David D. Beddow            By: /s/ Richard C. Smith
   ----------------------------       ------------------------------

Title: Vice President              Title: Executive Vice President
      -------------------------          ---------------------------






















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